UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2011

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2011, ARAMARK Food and Support Services Group, Inc. (the “Company”), a subsidiary of ARAMARK Corporation, entered into an Amended and Restated Master Distribution Agreement effective as of March 5, 2011 with SYSCO Corporation (“SYSCO”) (the “Amendment”). Pursuant to the terms of the Amendment, SYSCO and its operating subsidiaries will continue to distribute food service products to service locations managed by the Company in exchange for the Company’s payment to SYSCO of SYSCO’s cost (as defined in the Amendment) plus a defined margin for those products. In addition, the Company will pay SYSCO a flat amount for each delivery to one of its locations. The Amendment also provides that SYSCO will pay the Company certain allowances based on the overall volume of purchases that the Company makes from SYSCO. The Amendment may be terminated by either party upon 180 days’ prior written notice to the other party. If not sooner terminated by one of the parties, the term of the Amendment will continue until March 31, 2015. The term of the Amendment will automatically renew on March 31, 2015 and each anniversary thereof, for a period of 12 months, unless either party gives the other party notice of intent not to renew no later than September 30, 2014 or September 30 of the then-current renewal term, as the case may be. The maximum number of automatic renewals is 10 renewals at 12 months each, such that the term of the Amendment, as renewed, may not extend beyond March 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: March 31, 2011	By:	/s/ CHRISTOPHER S. HOLLAND
	Name:	Christopher S. Holland
	Title:	Senior Vice President, Finance and Treasurer